Exhibit 99.01

                                 AGREEMENT

          This agreement, dated May 23, 2002, sets forth the essential terms of an agreement between Adelphia Communications Corporation
("Adelphia" or the "Company") and the Rigas Family, as defined herein.

     1. The Rigas Family members (John Rigas, Tim Rigas, James Rigas and Michael Rigas, collectively with the entities directly or indirectly owned or controlled thereby, the "Rigas Family") will resign immediately from the Board of Directors of Adelphia. The Rigas Family members may designate two non-family members to be appointed to the Board until the earlier of December 31, 2006, the sale of the Family Cable Operations, or the repayment of the Rigas Family's obligations.

     2. All Rigas Family members resign as officers of Adelphia effective immediately.

     3. All stock owned by the Rigas Family will be placed in a voting trust until all obligations of the Rigas Family to the Company for loans, advances, or borrowings under the co-borrowing agreements or otherwise are satisfied. The voting trust will vote such shares as directed by the Special Committee through the Company's 2004 annual meeting and thereafter in proportion to the votes cast by all other shares.

     4. The Rigas Family's Managed Entities (the "Family Cable Operations") will use all of their free cash flow to pay down the co-borrowing debt that is the primary liability of the Family. The Rigas Family will pledge their equity in all the Family Cable Operations to the Company until all obligations of the Rigas Family to the Company for loans, advances or borrowings under the co-borrowing agreements or otherwise are satisfied.

     5. The Rigas Family agrees to transfer, and to do everything in their power to facilitate the transfer, of the stock or assets of the Family Cable Operations to the Company or a person or entity designated by the Company as requested by the Company in exchange for (a) an amount equal to the taxes incurred by the Rigas Family as a direct and necessary result of the transfer and (b) a reduction in the amount of the Family's primary obligation under the co-borrowing agreements equal to the difference between the appraised value of the stock and assets transferred and the amount of such taxes incurred. In requesting the transfer of stock or assets, the Company will make a reasonable effort to maximize the economic benefit to the Company. Interest shall accrue on the remaining balance under the co-borrowing agreements at a rate of 6% per annum, with such interest to be paid on December 31, 2006 or at such earlier time that the Rigas Family elects to repay the balance, which it is explicitly permitted to do.

          The value of the assets transferred pursuant to this paragraph shall be established by independent appraisers selected by the Company and by the Rigas Family. (For this purpose, the Rigas Family may retain and/or may utilize the recent appraisal prepared for the Company by Dugan Financial, Inc., and the Company hereby consents to such use.) The respective appraisers will consult with each other and seek to reach agreement on such appraised values. If the difference between the appraisals is less than 15% of the higher appraisal, then the value of the systems will be deemed to be the average of the two appraisals; if the difference between the appraisals is more than 15% of the higher appraisal, then the two appraisers shall retain a third appraiser who shall appraise such systems in consultation with the first two appraisers, and such third appraisal shall be binding.

     6. The Company agrees that the Family Cable Operations that the Company reasonably concludes are not strategic (e.g., Coudersport, Dubois, Blairville, Hilton Head) or otherwise needed in connection with planned dispositions of assets shall, at the request of the Rigas Family, be appraised pursuant to the provisions in paragraph 5 above. If the Rigas Family or a third party pays the appraised amount to the Company to reduce the outstanding co-borrowing obligations, such assets will be released from the restrictions in paragraph 4 above.

     7. All Company debt held directly or indirectly by the Rigas Family (approximately $567 million) will be transferred to the Company in exchange for satisfaction of the $202 million due under existing stock purchase agreements and a reduction of $365 million in the amount of the Rigas Family's primary co-borrowing obligations.

     8. All Adelphia shares owned directly or indirectly by the Rigas Family will be pledged to secure: (a) the repayment of co-borrowing facilities, and (b) to secure the undertaking to repay Adelphia for indemnification payments discussed in paragraph 11 below. To the extent permitted by Delaware law, the Company agrees not to seek any transfer or collection of such shares in connection with any effort to collect such balance prior to December 31, 2006; provided, however, that if prior to December 31, 2006, the lenders commence judicial or arbitration proceedings to collect the co-borrowing balance owed by the Rigas Family, the Company will be entitled to access pledged shares to satisfy that obligation.

     9. The land in the Timber Deal will be transferred to the Company in exchange for a $464,930 reduction in the amount of the Rigas Family's primary co-borrowing obligations.

     10. The Company will honor its commitment to make the following severance arrangements for John Rigas: (a) cash compensation of $1.4 million per year for three years, (b) healthcare coverage for him and his wife for the remainder of their lives, (c) the use of an office, computer and telephone equipment and secretary, (d) vested stock options exercisable for their term, and (e) the use of the Company planes for emergency reasons as available and as authorized by the Company (the "Severance Arrangements"). The Severance Arrangements will terminate if John Rigas is convicted of a felony.

     11. The Company will provide indemnification to family members (according to the Bylaws and Delaware law) as long as Rigas Family members undertake to repay Adelphia per the Bylaws. This undertaking will be collateralized as per paragraph 8 above.

     12. Adelphia reserves all of its rights to take action against the Rigas Family in the future. The Rigas Family reserves all of its rights to take action against the Company in the future. All statute of limitations are tolled.

     13. The parties agree, intending to be legally bound, to the foregoing. The parties acknowledge that the implementation of this agreement will require the preparation and execution of definitive documentation and the approval, consent or other action of third parties. The parties will act in good faith and use their commercially reasonable efforts, separately and in cooperation with each other, to implement this agreement. To the extent the parties are not able to agree on definitive documentation of this agreement, the parties agree to submit to binding arbitration pursuant to the rules of the American Arbitration Association to resolve the terms of the definitive documentation of this agreement.

     14. In order to permit the Rigas Family to prepare financial statements for themselves and their affiliates and associates, including their tax returns, the Company will permit the Rigas Family and their representatives to have reasonable access to the books and records of the Company, its subsidiaries and the entities which are contributed.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.


ADELPHIA COMMUNICATIONS CORPORATION

BY /s/ Erland E. Kailbourne
  --------------------------------------------
  Chairman and Interim Chief Executive Officer
 (with the authority of the Special Committee)

NAME:
TITLE:
DATE:

/s/ John J. Rigas
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John J. Rigas

/s/ Michael J. Rigas
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Michael J. Rigas

/s/ Timothy J. Rigas
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Timothy J. Rigas

/s/ James J. Rigas
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James J. Rigas